UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BITNILE METAVERSE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BitNile Metaverse, Inc.

303 Pearl Parkway Suite 200

San Antonio, TX 78215

(800) 762-7293

SUPPLEMENT TO PROXY STATEMENT

FOR

2023 SPECIAL MEETING OF SHAREHOLDERS

The following information is a supplement to the BitNile Metaverse, Inc. (the “Company”) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 13, 2023 (the “Proxy Statement”) for the Company’s Special Meeting of Shareholders (the “Meeting”) to be held in a virtual meeting format only on Monday, October 16, 2023, at 12:00 PM Eastern Time. This corrects and supplements statements concerning certain proposals under the headings “How Many Votes are Needed for Each Proposal to Pass and what is the effect of a Broker Non-Vote?,” and “What are ‘broker non-votes?’” on pages 3, and 4, respectively, of the Proxy Statement.

Pursuant to New York Stock Exchange rules, Proposal Nos. 1, 2 and 7 are routine matters, under the heading “How Many Votes are Needed for Each Proposal to Pass and what is the effect of a Broker Non-Vote?,” on page 3, and the table should read as follows:

How Many Votes are Needed for Each Proposal to Pass and what is the effect of a Broker Non-Vote?

Proposals		Vote Required	Broker Discretionary Votes Allowed (1)	Effect of Broker Non-votes (1)
1.	Proposal No. 1: Reverse Stock Split	Majority of the votes entitled to be cast	Yes	Vote against
2	Proposal No. 2: Authorized Share Increase	Majority of the votes entitled to be cast	Yes	Vote against
3	Proposal No. 3: Series A	Majority of the votes cast	No	No effect
4	Proposal No. 4: PIPE	Majority of the votes cast	No	No effect
5	Proposal No. 5: ELOC	Majority of the votes cast	No	No effect
6	Proposal No. 6: Reincorporation	Majority of the votes entitled to be cast	No	Vote against
7	Proposal No. 7 Adjournment	Majority of the votes cast	Yes	No effect

(1)	Proposal Nos. 3, 4, 5 and 6 are considered “non-routine” whereas Proposal Nos. 1, 2 and 7 are considered “routine” proposals. As a result, if you do not provide voting instructions to your nominee organization, your shares will not be voted on for Proposal Nos. 3, 4, 5 or 6. Broker non-votes do not count as a vote “FOR” or “AGAINST” any Proposal since they are not considered votes cast, and accordingly will have no effect on the outcome of Proposal Nos. 3, 4, 5 and 7 but will have the effect of a vote AGAINST Proposal Nos. 1, 2 and 6.

Pursuant to New York Stock Exchange rules, under the heading “What are ‘broker non-votes?’” on page 4, the first sentence of the second paragraph under this heading is hereby amended to read: “In connection with the treatment of abstentions and broker non-votes, the proposal to effectuate the Reincorporation is a “non-routine” matter, and brokers are not entitled to vote uninstructed shares with respect to that proposal.

Except as set forth in this supplement, all information set forth in the Proxy Statement remains unchanged. Please note that this supplement does not change the proposals to be acted upon at the Meeting, which are described in the Proxy Statement.

Date: September 28, 2023